UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2018 (October 29, 2018)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 29, 2018, Celanese Corporation (“Celanese”), its wholly-owned subsidiary Celanese US Holdings LLC (the “Issuer”), and certain subsidiaries of the Issuer (the “Subsidiary Guarantors” and, together with Celanese and the Issuer, the “Company Parties”), entered into an Underwriting Agreement with Deutsche Bank AG, London Branch, as representative of the other several underwriters named in Schedule A thereto (collectively, the “Underwriters”), and the Underwriters, providing for the offer and sale by the Issuer of €500,000,000 aggregate principal amount of 2.125% Senior Notes due 2027 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Registration Statement on Form S-3, Reg. No. 333-216005, and the Prospectus included therein, filed by the Company Parties with the Securities and Exchange Commission (the “Commission”) on February 10, 2017, the related Prospectus Supplement dated October 29, 2018, and the Free Writing Prospectus accepted for filing by the Commission on October 29, 2018.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
1.1
Underwriting Agreement, dated October 29, 2018, by and among Celanese US Holdings LLC, Celanese Corporation, the Subsidiary Guarantors, the several underwriters named therein, and Deutsche Bank AG, London Branch, as representative of the other underwriters named therein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	October 29, 2018

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